EXHIBIT 10.1

NINTH AMENDMENT TO AMENDED AND
RESTATED CREDIT AGREEMENT

          ESCALADE, INCORPORATED, an Indiana corporation (the “Company”), and JPMORGAN CHASE BANK, N.A., a national banking association which is the successor by merger to Bank One, NA (the “Bank”), agree as follows:

          1.        CONTEXT. This amendment is made in the context of the following agreed state of facts:

a.

The Company and the Bank (then Bank One, NA) are parties to an Amended and Restated Credit Agreement effective October 24, 2001, as modified by a First Amendment to Amended and Restated Credit Agreement dated August 29, 2002, as further modified by a Second Amendment to Amended and Restated Credit Agreement dated April 17, 2003, as further modified by a Third Amendment to Amended and Restated Credit Agreement dated June 1, 2003, as further amended by a Fourth Amendment to Amended and Restated Credit Agreement dated July 15, 2004, as further amended by a Fifth Amendment to Amended and Restated Credit Agreement dated June 27, 2005, as further amended by a Sixth Amendment to Amended and Restated Credit Agreement dated May 19, 2006, as further amended by a Seventh Amendment to Amended and Restated Credit Agreement dated June 30, 2006, and as further amended by an Eighth Amendment to Amended and Restated Credit Agreement dated May 17, 2007 (collectively, the “Agreement”).

b.	The Company and the Bank desire to amend the Agreement.

c.	The Company and Bank have executed this document (this “Ninth Amendment”) to give effect to their agreement.

          2.        AMENDMENT.

(a)	Subsection 2.a(i) of the Agreement is modified in the following respect:

The maximum amount of the Commitment shall equal $30,000,000.00 until May 31, 2009, on which date and on each May 31 of each year thereafter the maximum amount of the Commitment will reduce by $5,000,000.00.

(b)	Subsection 5g.(iii) is hereby modified as follows:

Debt Service Coverage. For each period of four consecutive fiscal quarters ending during the periods indicated in the table below, the Company shall maintain a debt service coverage ratio (hereinafter defined), determined on a consolidated basis, of not less than that indicated in the table below.

Period	Ratio

at December 31, 2001 and at all times thereafter	1.20 to 1.0

For purposes of this covenant, the phrase “debt service coverage ratio” means the ratio of (A) the sum of consolidated net income before taxes plus interest expense plus depreciation and amortization expense plus non-recurring and extraordinary charges, all for the period for which the ratio is being determined, over (B) the sum of scheduled debt payments plus interest expense plus cash income taxes plus capital expenditures which were not financed (but excluding cash capital expenditures in an amount of up to $5,200,000 for the period of January 1, 2008 through December 31, 2008) plus stock repurchased and cash dividends made, all for the period for which such ratio is being determined.

          3.        CONDITIONS PRECEDENT. As conditions precedent to the effectiveness of this Ninth Amendment, the Bank shall have received this Ninth Amendment, duly executed and in form and substance satisfactory to the Bank.

          4.         REIMBURSEMENT OF EXPENSES. All out-of-pocket expenses of the Bank incurred by the Bank associated with this Ninth Amendment, including without limitation, filing fees, recording fees and legal fees and disbursements, are to be reimbursed by the Company to the Bank promptly upon demand therefor.

          5.         REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Ninth Amendment, the Company represents and warrants, as of the date of this Ninth Amendment, that no Event of Default or Unmatured Event of Default has occurred and is continuing and that the representations and warranties contained in Section 3 of the Agreement are true and correct, except that the representations contained in Section 3.d refer to the latest financial statements furnished to the Bank by the Company pursuant to the requirements of the Agreement.

          6.         REAFFIRMATION OF THE AGREEMENT. Except as amended by this Ninth Amendment, all terms and conditions of the Agreement shall continue unchanged and in full force and effect and the Obligations of the Company shall continue to be secured and guaranteed as therein provided until payment and performance in full of all Obligations.

          7.         COUNTERPARTS. This Ninth Amendment may be signed in counterparts, each of which shall constitute an original and all of which taken together will constitute one and the same agreement.

          IN WITNESS WHEREOF, the Company, and the Bank, by their duly authorized officers, have executed this Ninth Amendment to Credit Agreement effective as of May 31, 2008.

ESCALADE, INCORPORATED

By:	/s/ TERRY FRANDSEN

Printed: Terry Frandsen
Title: VP Finance, CFO

JPMORGAN CHASE BANK, N.A.

By:	/s/ JOHN C. OTTESON

Printed: John C. Otteson
Title: Vice President